                                                      Registration No. 333-87615

   As filed with the Securities and Exchange Commission on July 13, 2000
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                       ________________________________

                        POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under

                          the Securities Act of 1933

                       ________________________________

                           PathoGenesis Corporation

            (Exact name of registrant as specified in its charter)

                DELAWARE                           91-1542150
        (State or other jurisdiction            (I.R.S. Employer
     of incorporation or organization)          Identification No.)

                            201 Elliott Avenue West
                           Seattle, Washington 98119
                   (Address of Principal Executive Offices)


                   PathoGenesis Corporation 1999 Stock Plan
                           (Full Title of the Plan)

            Cameron S. Avery                           Copies to:
            General Counsel                           Woon-Wah Siu
        PathoGenesis Corporation                 Bell, Boyd & Lloyd LLC
    5215 Old Orchard Road, Suite 900           Three First National Plaza
         Skokie, Illinois 60077                 Chicago, Illinois 60602
            (847) 583-8050                          (312) 372-1121

          (Name, Address and Telephone Number of Agents for Service)

                       ________________________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                Proposed          Proposed
                                               Amount           Maximum           Maximum         Amount of
         Title of Each Class of                 to be         Offering Price      Aggregate     Registration
       Securities to be Registered           Registered(1)      Per Share       Offering Price        Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share    510,000 Shares       $13.88 (2)      $7,076,250 (2)     $1,967 (2)
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share    290,000 Shares       $15.56 (3)      $4,513,125 (3)     $1,255 (3)
--------------------------------------------------------------------------------------------------------------

(1) Includes 800,000 Preferred Stock Purchase Rights evidenced by certificates of shares of common stock that automatically trade with such common stock. Also includes an indeterminate number of additional shares, and the associated Preferred Stock Purchase Rights, that may become issuable under the antidilution and other adjustment provisions of the PathoGenesis Corporation 1999 Stock Plan pursuant to Rule 416(a) of the Securities Act of 1933, as amended.
(2) Based on the weighted average exercise price of options outstanding under the 1999 Stock Plan at the time of the initial filing of this Registration Statement. The filing fee was paid at that time.
(3) In accordance with Rule 457(h), calculated on the basis of the average of the high and low sale prices of the Registrant's common stock as quoted in the consolidated reporting system of the Nasdaq National Market on September 20, 1999, as reported by The Wall Street Journal (Midwest Edition). The filing fee was paid at the time of the initial filing of this Registration Statement.

================================================================================
                               EXPLANATORY NOTE

     PathoGenesis Corporation has filed this Registration Statement to register an aggregate of 800,000 shares (the "Shares") of our Common Stock issuable under the PathoGenesis Corporation 1999 Stock Plan (the "1999 Plan"). This Registration Statement, as amended by this Post-Effective Amendment No. 1, covers the original issuance of the Shares as well as the reoffer and resale of the Shares acquired by certain corporate officers or directors of PathoGenesis Corporation (the "Selling Shareholders") upon exercise of options granted under the 1999 Plan.

     A prospectus meeting the requirements of Part I of Form S-3 which covers the reoffer and resale by the Selling Shareholders of the Shares acquired or to be acquired by them under the 1999 Plan is contained in this Registration Statement.

     We may refer to PathoGenesis Corporation in the first person or as "PathoGenesis" or "the company."

PROSPECTUS


                                800,000 SHARES

                           PathoGenesis Corporation

                                 COMMON STOCK


     This Prospectus relates to the reoffer and resale by certain employees, officers and directors of PathoGenesis Corporation (the "Selling Shareholders") of up to 800,000 shares (the "Shares") of our Common Stock, $0.001 par value per share, which have been or will be acquired by the Selling Shareholders upon exercise of options granted under the PathoGenesis Corporation 1999 Stock Plan (the "1999 Plan").

     The Selling Shareholders may offer and sell the Shares from time to time in transactions on the Nasdaq National Market or in negotiated transactions or otherwise at the prices prevailing at the time of sale. We will not receive any proceeds from such sales but will receive the exercise price paid by the Selling Shareholders upon exercise of their options. We will pay all expenses of preparing and reproducing this Prospectus.

     SEE "RISK FACTORS" COMMENCING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SHARES.

     The Common Stock is traded on the Nasdaq National Market under the symbol "PGNS." On July 12, 2000, the closing price of the Common Stock, as reported in The Wall Street Journal (Midwest Edition), was $29.125 per share.

                            _______________________

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. IF ANYONE GIVES YOU SUCH INFORMATION OR MAKES SUCH A REPRESENTATION TO YOU, YOU MUST NOT RELY ON IT AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
          COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR
            DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
                      ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


               The date of this Prospectus is July 13, 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
     Available Information..............................................     2
     Important Information on Forward-looking Statements................     2
     Documents Incorporated by Reference................................     3
     The Company........................................................     3
     Recent Developments................................................     4
     Risk Factors.......................................................     4
     Use of Proceeds....................................................     8
     Selling Shareholders...............................................     8
     Plan of Distribution...............................................     8
     Experts............................................................     9

                             AVAILABLE INFORMATION

     We file periodic and current reports, proxy and information statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. You may read and copy the reports or other information we file at the public reference facilities of the SEC at Washington, D.C., or its regional offices in Chicago, Illinois and New York, New York. You can request copies of these documents, upon payment of photocopying fees, by writing to the SEC. For further information on the operation of the public reference rooms, please call the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's World Wide Web site at http://www.sec.gov and can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C.

     We filed with the SEC a Registration Statement on Form S-8 under the Securities Act of 1933 for the offering and sale of Shares of Common Stock covered by this Prospectus. As permitted by SEC rules, this Prospectus omits certain information contained or incorporated by reference in the Registration Statement. For further information concerning our company and the Common Stock, please refer to the Registration Statement, including its exhibits. You can inspect the Registration Statement and its exhibits at the offices of the SEC or obtain copies as described in the above paragraph.


                           IMPORTANT INFORMATION ON
                          FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include statements regarding the development of our business, the markets for our drug candidates, our anticipated drug candidate development, and other statements that are not statements of historical fact. You may identify these forward-looking statements by the use of such words as "believe," "anticipate," "expect," "plan" and "intend." Since these statements are based on factors that involve risks and uncertainties, they do not necessarily indicate what our actual future results will be. Factors that could cause or contribute to differences between our actual results and the results expressed or implied by the forward-looking statements include, but are not limited to, those discussed in "Item 1. Business," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-K for 1999 and in Exhibit 99.1 to the Form 10-K, which is incorporated by reference. These factors include, but are not limited to, uncertainties related to the fact that PathoGenesis only began commercial operations in 1998, its dependence on TOBI, the degree of penetration of its markets and frequency of TOBI's use by patients, risks associated with marketing TOBI in international markets, third party reimbursement and product pricing, seasonal impacts on hospitalizations or exacerbations experienced by patients, variability in wholesaler ordering patterns, drug development and clinical trials, uncertain outcome of the U.S. and international drug approval process, competition and alternative therapies. There can be no assurance that TOBI - which is currently our only product - will penetrate markets as planned, that our development of TOBI for other uses will succeed or occur within anticipated time frames, or that we will develop any of our other drug candidates successfully.

                      DOCUMENTS INCORPORATED BY REFERENCE

     We are incorporating by reference in this Prospectus certain documents we previously filed with the SEC. Incorporation by reference means that we are making the documents listed below a part of this Prospectus by referring to them and declaring that you should consider them to be part of this Prospectus as if they were fully copied in this Prospectus:

               (a) Our annual report on Form 10-K for the year ended December 31, 1999 (SEC File No. 0-27150).

               (b) Our quarterly report on Form 10-Q for the three months ended March 31, 2000 (SEC File No. 0-27150).

               (c) The description of the Common Stock under the caption "Description of Capital Stock -- Common Stock" in our prospectus that forms a part of the registration statement on Form S-1 filed on February 25, 1997 (Registration No. 333-22297).

               (d) The description of our Preferred Stock Purchase Rights in our registration statement on Form 8-A filed on July 10, 1997, for the registration of the Rights under Section 12(g) of the Exchange Act, as amended by amendment on Form 8 A/A filed on April 15, 1999 (SEC File No. 0-27150).

     We also incorporate by reference all documents we subsequently file under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before termination of the offering of the Shares covered by this Prospectus from the date of their filing. For purposes of this Prospectus, you should consider any statement contained in a document incorporated by reference in this Prospectus to be modified or superseded to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is incorporated by reference in this Prospectus modifies or replaces such statement. You should not consider any statement so modified or superseded, except as so modified or superseded, to be a part of this Prospectus.

     We will provide you, without charge, a copy of any of the documents incorporated by reference in this Prospectus (other than exhibits unless the exhibits are specifically incorporated by reference into those documents). Please submit requests in writing or by telephone to Investor Relations, PathoGenesis Corporation, 201 Elliott Avenue West, Seattle, Washington 98119, telephone (206) 467-8100.


                                  THE COMPANY

     The following summary is qualified in its entirety by reference to the more detailed information and the consolidated financial statements and the related notes appearing elsewhere in this Prospectus or incorporated by reference in this Prospectus.

     We develop and market drugs to treat infectious diseases - particularly serious lung infections - where there is a significant need for improved therapy.

     Our drug TOBI(R) (tobramycin solution for inhalation) was initially tested and approved for cystic fibrosis (CF) patients with Pseudomonas aeruginosa lung infections. TOBI has been on the market in the U.S. since January 1998. Sales are growing as market penetration of the drug increases in the U.S. and other countries where TOBI has been approved for sale. According to industry data, pseudomonal bacteria infect the lungs of about 60% of the 70,000 people worldwide with CF. Our market surveys indicate that TOBI also is being used by non-CF patients with similar respiratory infections.

     In 2000, we intend to make significant investments in research and development (R&D) to enhance our future sales potential, both in CF and in new markets. Our planned R&D programs include:

 .    conducting or co-sponsoring clinical trials of TOBI in a variety of groups, including CF, bronchiectasis, ventilator-associated pneumonia (VAP) and lung transplant patients.

 .    pursuing development and registration of a product combining TOBI and the portable AeroDose Inhaler, a hand-held, portable delivery device made by AeroGen, Inc. Our goal is to deliver TOBI to the lungs in 5-10 minutes or less versus the current 15-20 minutes.

 .    beginning Phase I clinical trials of PA-1806 for inhalation. This drug candidate was licensed from Bristol-Myers Squibb and has a different mechanism of action from TOBI, potentially allowing it to be used for treating serious lung infections in combination with TOBI or in alternating cycles.

 .    initiating preclinical development of at least one additional antibiotic for inhalation to address broader respiratory infection markets.

 .    collaborating with Chiron Corp. to develop new antibiotics with new mechanisms of action to better address serious medical needs, particularly concerns about drug resistance. The collaboration was formed to combine our strengths in identifying novel antibiotic targets, assays and drug development and knowledge of the P. aeruginosa genome (DNA or genetic code) with Chiron's strong combinatorial chemistry library and expertise in high-throughput screening.

     The company was incorporated in 1991 as a Delaware corporation. Our executive offices are located at 201 Elliott Avenue West, Seattle, Washington 98119. Our telephone number is (206) 467-8100.


                              RECENT DEVELOPMENTS

     On June 5, 2000 PathoGenesis announced that the company has engaged Goldman Sachs & Co. and other advisors to explore strategic options for enhancing shareholder value.

                                 RISK FACTORS

     An investment in the Common Stock is highly speculative and involves a high degree of risk. Before deciding whether to invest in the Common Stock, you should carefully consider the following factors and the other information contained or incorporated by reference in this Prospectus.

(i) We have a limited operating history and we may not be profitable in the future.

     We began the commercial sale of our first drug product, TOBI, in January 1998. Before then, we had no sources of operating revenues from any of our drug candidates and limited sources of revenue from grants and royalties. We had an accumulated deficit of $107,504,021 as of March 31, 2000. Our future profitability will depend on, among other things, the success of TOBI and our ability to develop and market other products. In addition, because of our limited sales experience with TOBI, we may be unable to predict or assess the effect of seasonality, weather, medical reimbursement programs, price changes, business cycles, national or geographic healthcare matters, wholesaler ordering patterns, patient use patterns, and similar factors affecting sales patterns and volatility. There can be no assurance that one or more of the factors discussed below, or other, unforeseen factors, will not adversely affect our future operating results and financial condition.

(ii) We currently depend solely on revenues from TOBI sales to fund our development of additional drug products.

     We do not expect our drug candidates other than TOBI to be commercially available for at least several years. We may not be successful in developing other drug products commercially. Meanwhile, we must depend on revenues generated from TOBI sales to fund our product development program. However, market acceptance of TOBI for cystic fibrosis may remain level or even decline under certain circumstances, such as competition from alternative therapies or adverse pricing changes. See "Third party reimbursement and product pricing affect market acceptance of our products" and "We have many competitors." We have seven years of marketing exclusivity for TOBI in the U.S. from the time of TOBI's approval in December 1997. However, tobramycin also has been approved by the FDA for intravenous and intrathecal (injection into spinal fluid) administration. These generic formulations of tobramycin can be modified by pharmacists, physicians or patients for inhalation. Although this practice is not approved by the FDA, it may continue and may have a material adverse effect on reimbursement levels, sales and market acceptance of TOBI. Furthermore, we could incur substantial costs in asserting any rights to prevent such uses under the Orphan Drug Act. See "Our success depends on our ability to protect patents and proprietary technology."

(iii) Third party reimbursement and product pricing affect market acceptance of our products.

       One factor that may significantly affect how successfully we can commercialize our products is the extent to which reimbursement for the cost of such products will be available from third party payors, such as private health insurers or Medicaid in the U.S. Adequate reimbursement in the U.S. or other countries may not be available for any products we have developed or will develop. If government and third-party payors do not provide adequate coverage and reimbursement for use of our products, the market acceptance of those products would be likely to decline.

(iv)   International markets involve additional risks.

       We or our distributors recently began marketing TOBI in Canada, Argentina, the U.K. and Israel, and we intend to market TOBI in other international markets as soon as we have received the appropriate regulatory approvals. In addition to the same risks in the U.S. market, we face certain risks unique to international operations. The prices of our products may be restricted by price controls imposed by local governments and healthcare providers in some countries. Price controls can cause significant differences in prices between different markets. The existence of price controls can limit the revenues from sales of our products outside the U.S. and may adversely affect our business and results of operations. Currency fluctuations also may cause or aggravate the adverse effects.

(v)    We have limited sales and marketing capabilities.

       Our sales, marketing and distribution capabilities in the U.S. were established relatively recently in anticipation of TOBI's launch in 1998. We are establishing sales, marketing and distribution capabilities in other countries where we have received, or expect to receive in the near future, regulatory approval to market TOBI. As a company, we have limited experience in these areas. These capabilities may not be sufficient or successful for the longer term.

(vi) We have only limited manufacturing capability and we are dependent on suppliers.

       We rely on others to supply raw materials and to manufacture TOBI according to regulatory requirements. Although we believe either one of our two suppliers of bulk powdered tobramycin will be able to supply sufficient quantities to meet our current needs, we have not entered into long-term supply contracts with the suppliers. We have an agreement for the formulation and packaging of TOBI for a minimum term of 10 years. There can be no assurance that we will be able to obtain future supplies of bulk tobramycin on favorable terms, that contract manufacturers will be able to provide us with sufficient quantities of TOBI, or that the products supplied will meet specifications.

(vii) Our success depends on our ability to protect patents and proprietary technology.

       Our ability to compete effectively depends on our ability to protect our proprietary technology in the U.S. and internationally, preserve our trade secrets and know-how, and maintain technological advantages. We intend to file applications as appropriate for patents covering formulation, composition of matter, uses of our drug candidates, our proprietary processes and any significant gene sequences that our scientists discover. We can incur substantial costs in proceedings before the U.S. Patent and Trademark Office and other regulatory authorities, and we may not obtain any patents we apply for. Even if obtained, these patents may be challenged, invalidated or circumvented, or may not provide any competitive advantage. We also rely on trade secrets, know-how and other unpatented proprietary information in our business. We have entered into confidentiality and invention agreements with our employees and consultants, but there can be no assurance that each of these agreements will be honored. Moreover, we may not be able to effectively protect our patents or our rights to unpatented trade secrets, or others may independently develop substantially equivalent proprietary information.

(viii) We are subject to substantial government regulations and our products are subject to regulatory approval.

          Our research, clinical trials, drug production and marketing are subject to regulation by numerous governmental agencies in the U.S. and other countries. The effect of government regulation, or a change in the regulations, may be to increase product development costs, delay marketing of our proposed products, or give a competitive advantage to our competitors. Regulatory authorities may not approve any products we develop on a timely basis or at all. In addition, noncompliance with regulatory requirements could result in fines, injunctions, seizures of products, total or partial suspension of product marketing, withdrawal of marketing approvals, or criminal prosecution, among other outcomes. Compliance with regulations may be burdensome.

(ix) Our drug development efforts and clinical trials may not be successful.

          Before approving a drug for commercial sale as a treatment for a disease, the FDA and other regulatory authorities generally require that the safety and efficacy of the drug be supported by results from clinical trials. Certain of those authorities may require post-marketing testing and surveillance. Results of initial studies of drug candidates are not necessarily indicative of results that will be obtained from subsequent or more extensive preclinical and clinical testing or long-term efficacy studies. Adverse or inconclusive clinical trial results could significantly delay regulatory filings or result in a filing for a narrower indication. There can be no assurance that our research and development, preclinical testing, clinical trials, or long-term safety and efficacy studies will be successfully completed or, if completed, will have the desired results. We may not obtain regulatory approvals or may obtain approvals that are not as broad as sought. Even if we succeed in obtaining the desired regulatory approval for a drug, we may not be able to produce the drug candidates in commercial quantities at reasonable costs. Furthermore, products may not achieve market acceptance.

(x) Technological change may render our products noncompetitive or obsolete.

          The pharmaceutical business is characterized by extensive research efforts and rapid technological progress. New developments in molecular biology, medicinal pharmacology, and other fields are expected to continue at a rapid pace in academia and industry. Research and discoveries by others may render some or all of our programs or drug candidates noncompetitive or obsolete.

(xi)      We have many competitors.

          Many companies, including well-known pharmaceutical companies, chemical companies and specialized genetic engineering companies, are engaged in developing pharmaceuticals for human therapeutic applications. Many of these companies have substantially greater financial, research and development, manufacturing, marketing and human resources than we have and represent significant competition. Such companies may succeed in developing products that are more effective or less costly than any that we may develop and also may be more successful in manufacturing and marketing.

(xii) We are exposed to product liability risks which may exceed our existing coverage.

          Our business exposes us to potential product liability risks that are inherent in the testing, manufacturing and marketing of human therapeutic products. We maintain insurance against product liability and defense costs in the amount of $25 million per occurrence and $25 million in the aggregate. There can be no assurance that product liability claims will not occur, that we will be able to obtain or maintain product liability insurance on acceptable terms, or that such insurance will provide adequate coverage against any potential claims.

(xiii) Our use of hazardous materials subjects us to environmental regulations.

          Our research and development involve the controlled use of hazardous, infectious and radioactive materials. We are subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. We may incur significant costs to comply with environmental laws, rules, regulations and policies. Our business, financial position or results of operations may be materially and adversely affected by current or future environmental laws, rules, regulations and policies or by any releases or discharges of materials which could be hazardous. We do not maintain a separate insurance policy to cover the risk of accidental injury or contamination from these materials.

(xiv)     We depend on our key personnel and attracting qualified personnel.

          In view of the intense competition for qualified personnel in the pharmaceutical field, we may not be able to continue to attract and retain the qualified personnel necessary for the development of our business. The unexpected loss of the services of existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner, would be detrimental to our programs and business.

(xv) We depend on some collaborative relationships with third parties and those third parties may not continue to work with us.

          Our strategy for the research, development and commercialization of our drug candidates and proprietary technologies may require us to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others. There can be no assurance that any revenues or profits will be derived from such arrangements, or that we will be able to enter into collaboration arrangements with others in the future.

(xvi)     Our stock price has been volatile.

          The market price of our common stock has fluctuated significantly, and is likely to do so in the future, as is typical for publicly traded emerging pharmaceutical companies. Factors such as results of clinical trials, announcements of new products by PathoGenesis or our competitors, regulatory actions, developments or disputes concerning patent or proprietary rights and period-to-period fluctuations in our financial results could have a significant impact on the market price of the common stock.

(xvii)    Our continued access to capital is not assured.

          We may need to raise substantial additional capital to fund future operations. We may seek such additional funding through public or private financings or collaborative, licensing and other arrangements with corporate partners. If additional funds are raised by issuing equity securities, dilution to existing shareholders will result and future investors may be granted rights superior to those of existing shareholders. There can be no assurance, however, that additional financing will be available to us on acceptable or affordable terms when needed.

(xviii)   We are subject to litigation risks.

          We are a party to various lawsuits and claims arising in the ordinary course of business or otherwise from time to time. Litigation brought against PathoGenesis could have a material adverse effect on the company by disrupting operations, distracting management, affecting employee morale, and resulting in costs or liabilities not covered or not fully covered by applicable insurance.

(xix) Provisions in our corporate charter and our corporate structure may have the effect of delaying, deferring or preventing takeover transactions.

          Certain provisions of our Certificate of Incorporation and by-laws may have the effect of delaying, deferring or preventing a change in control of the company, even if such a change would be beneficial to many shareholders. These provisions include a staggered board and super-majority shareholder vote for a change in the number of directors below the minimum or the maximum established in the by-laws. In addition, the board has the authority, without further action by the shareholders, to issue up to one million shares of preferred stock in one or more series and to fix their rights, preferences, privileges and restrictions, and to issue authorized but unissued shares of common stock. The issuance of preferred stock or additional shares of common stock could have the effect of delaying, deferring or preventing a change in control of PathoGenesis. The shareholder rights plan also may have the effect of discouraging a change in control. Further, the company has not opted out of the provision under Delaware law that imposes certain restrictions on any business combination between the company and an "interested stockholder" as defined in the Delaware statute.


                                USE OF PROCEEDS

          We will not receive any proceeds from the sale of the Shares. However, we expect to use the proceeds from exercise of the options under the 1999 Plan for working capital and other general corporate purposes.


                             SELLING SHAREHOLDERS

          The Selling Shareholders may use this Prospectus for the reoffer and resale to the public of shares of Common Stock to be issued under the 1999 Plan. We have registered those Shares under the Securities Act pursuant to the Registration Statement of which this Prospectus is a part. Some of the Selling Shareholders may be deemed to be in a control relationship with us within the meaning of the Securities Act and its rules, and their Shares may be deemed to be "control securities" within the meaning of General Instruction C to Form S-8. The Selling Shareholders may also resell those control securities under Rule 144 of the Securities Act or in other transactions exempt from registration under that Act.

          We will include the names of the Selling Shareholders, their relationship to us, the number of shares of Common Stock that they beneficially own and the amount of Shares owned by each of them that are available for resale under this Prospectus in a supplement to this Prospectus at the time of sale. Neither the statements in this Prospectus or the Registration Statement nor the delivery of this Prospectus in connection with a sale or other disposition by any Selling Shareholder is an admission by us or any Selling Shareholder that any Selling Shareholder is in a control relationship with us.

          We do not know whether any of the Selling Shareholders will use this Prospectus to sell any Shares or, if this Prospectus is so used, how many Shares will be offered or sold.


                             PLAN OF DISTRIBUTION

          Up to 800,000 Shares may be offered by this Prospectus. The Selling Shareholders may sell Shares from time to time in one or more transactions on the Nasdaq National Market (which may involve block transactions), in special offerings, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may engage one or more broker-dealers to act as principal or agent in making sales. The broker-dealers may receive discounts or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom the broker-dealers may act as agent in amounts to be negotiated (which may be more or less than customary commissions).

          We will pay all expenses of filing the Registration Statement and preparing and reproducing this Prospectus. The Selling Shareholders will pay any selling expenses incurred in their sale of any Shares covered by this Prospectus.

                                    EXPERTS

          The consolidated financial statements and schedule of PathoGenesis Corporation and subsidiary as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 have been incorporated by reference herein and in the Registration Statement from our annual report on Form 10-K for 1999 in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not required to be included herewith.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be included herewith.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Company incorporates by reference the following documents previously filed with the SEC (SEC File No. 0-27150) in this registration statement:

               (a) Our annual report on Form 10-K for the year ended December 31 ,1999 (SEC File No. 0-27150).

               (b) Our quarterly report on Form 10-Q for the three months ended March 31, 2000 (SEC File No. 0-27150).

               (c) The description of our Common Stock under the caption "Description of Capital Stock -- Common Stock" in our prospectus constituting a part of the registration statement on Form S-1 (Registration No. 333-22297), filed on February 25, 1997.

               (d) The description of our Preferred Stock Purchase Rights in our registration statement on Form 8-A filed on July 10, 1997, for the registration of said Rights under Section 12(g) of the Exchange Act, as amended by amendment on Form 8-A/A filed on April 15, 1999 (SEC File No. 0-27150).

          All documents we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of the offering of Common Stock covered by this registration statement shall be deemed to be incorporated by reference into, and to be part of, this registration statement from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify any director or officer against expenses, judgments, fines and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, if such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in connection with any action by or in the right of the corporation if such person is adjudged to be liable to the corporation, unless the court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expense that the court shall deem proper. Said section further provides that to the extent that any such person is successful on the merits or otherwise in defense of any action such director or officer shall be indemnified against expenses actually and reasonably incurred by him or her. In addition, a Delaware corporation is authorized to purchase insurance on behalf of its directors and officers against liabilities whether or not in the circumstances the corporation would have the power to indemnify against such liabilities under said section.

          Our Amended and Restated Certificate of Incorporation provides for indemnification of our directors, officers, employees and agents, to the fullest extent permitted by the Delaware General Corporation Law, against all expense, liability and loss reasonably incurred or suffered by each such person in connection with any action, suit, or proceeding to which such person was or is made a party or is threatened to be a party by reason of the fact that such person is a director, officer, employee or agent of PathoGenesis; provided, however, except as provided in the Amended and Restated Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, we shall indemnify any such person in connection with a proceeding initiated by such person if the proceeding was authorized by our board of directors. We have obtained directors and officers insurance covering our directors and executive officers.

          Our Amended and Restated Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to our company or our stockholders for monetary damages for breach of the director's fiduciary duty of care except for liability where the director (a) breaches his or her duty of loyalty to PathoGenesis or its shareholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorized a payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

          Insofar as indemnification by us, for liabilities arising under the Securities Act, may be permitted to directors, officers, and controlling persons of PathoGenesis pursuant to the foregoing, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The exhibits to this registration statement are listed in the Exhibit Index which appears elsewhere in this registration statement and is hereby incorporated by reference.

Item 9.   Undertakings.

          (a)  PathoGenesis hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                         (iii)To include any material information with respect
                    to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by PathoGenesis pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) PathoGenesis hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)-(g) Not applicable.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (i)-(j) Not applicable.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Skokie, State of Illinois, on July 13, 2000.

                                          PathoGenesis Corporation


                                          By           /s/ Alan R. Meyer
                                              ----------------------------------
                                                           Alan R. Meyer
                                                     Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Alan R. Meyer                Executive Vice President,  Chief       July 13, 2000
------------------------------
Alan R. Meyer                    Financial Officer and Director
                                 (Principal Financial and
                                 Accounting Officer)

Wilbur H. Gantz                  Chairman, Chief Executive     )
                                 Officer, President and        )
                                 Director (Principal Executive )
                                 Officer)                      )
                                                               )
John Gordon                      Director                      )
                                                               )
Elizabeth M. Greetham            Director                      )   By:    /s/ Alan R. Meyer
                                                                       ------------------------
                                                               )             Alan R. Meyer
Michael J. Montgomery            Director                      )           Attorney-in-Fact
                                                               )           July 13, 2000
Arthur W. Nienhuis               Director                      )
                                                               )
Talat M. Othman                  Director                      )
                                                               )
Eugene L. Step                   Director                      )
                                                               )
James R. Tobin                   Director                      )
                                                               )
Fred Wilpon                      Director                      )

(Being the principal executive officer, the principal financial and accounting officer and all of the directors of PathoGenesis Corporation.)

ORIGINAL POWERS OF ATTORNEY AUTHORIZING WILBUR H. GANTZ AND ALAN R. MEYER TO EXECUTE THIS REGISTRATION STATEMENT, AND AMENDMENT THERETO, FOR EACH OF MS. GREETHAM AND MESSRS. GANTZ, GORDON, MEYER, MONTGOMERY, NIENHUIS, OTHMAN, STEP, TOBIN AND WILPON HAVE BEEN EXECUTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               Index to Exhibits

     The following are filed as part of this registration statement.

Exhibit Number                                        Description of Document
-------------
     4.0                 Composite Certificate of Incorporation of the Company, as amended through July 7, 1997
                         (incorporated by reference to Exhibit 3.1(d) to quarterly report on Form 10-Q for the three months ended March 31, 1998, SEC File No. 0-27150).

     4.1(a)              Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to registration statement on Form S-1, Registration No.
                         333-22297).

     4.1(b)              Certificate of Amendment of Amended and Restated Certificate of Incorporation of the
                         Company (incorporated by reference to Exhibit 4.1(b) to registration statement on Form
                         S-8, Registration No. 333-45571).

     4.2                 By-laws of the Company, as amended through June 3, 1999 (incorporated by reference to
                         Exhibit 3.2 to quarterly report on Form 10-Q for the three months ended June 30, 1999,
                         SEC File No. 0-27150).

     4.3                 Certificate of Designations (incorporated by reference to Exhibit 4.1(b) to registration statement on Form S-8, Registration No. 333-45571.

     4.4                 PathoGenesis Corporation 1999 Stock Plan (incorporated by reference to Appendix to notice and proxy statement dated April 19, 1999, SEC File No. 0-27150).

     4.4(a)              Form of Stock Option Agreement for 1999 Stock Plan (incorporated by reference to Exhibit
                         4.10 to quarterly report on Form 10-Q for the three months ended June 30, 1999, SEC File
                         No. 0/27150).

     4.5                 Rights Agreement, dated as of June 26, 1997, between the Company and Harris Trust and
                         Savings Bank as Rights Agent (incorporated by reference to Exhibit No. 1 to our registration statement on Form 8-A, SEC File No. 0-27150).

     4.5(a)              First Amendment, dated as of March 8, 1998, to Rights Agreement between the Company and
                         Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit
                         4.1(bb) to our annual report on Form 10-K for 1997, SEC File No. 0-27150).

     4.5(b)              Amendment of Rights Plan, dated as of April 13, 1999, between PathoGenesis Corporation and Harris Trust and Savings Bank as Rights Agent (incorporated by reference to Exhibit
                         4.1(bbb) to amendment to registration statement on Form 8-A/A, filed on April 15, 1999,
                         SEC File No. 0-27150).

     5                   Opinion of Bell, Boyd & Lloyd.*

    23.1                 Consent of KPMG LLP.

    23.2                 Consent of Bell, Boyd & Lloyd (included in Exhibit 5).*

    24                   Original Powers of Attorney authorizing Wilbur H. Gantz or Alan R. Meyer to execute this registration statement.*

* Previously filed.